UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 19, 2013

ARTEC CONSULTING CORP.

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(Exact name of Registrant as specified in its charter)

Nevada --------------------------------- (State or other jurisdiction of incorporation)	333-186732 ------------------------------- (Commission File Number)	99-0381772 ------------------------------------- (IRS Employer Identification No.)

Artec Consulting Corp.

2825 Camino Del Mar #62

Del Mar, CA 92014

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(Address of principal executive offices)

760-814-9567

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(Registrant's Telephone Number, Including Area Code)

Allmandring str. 22d – 31

Stuttgart, Germany 70569

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(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

      .   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      .   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      .   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      .   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.01. Changes in Control of Registrant

On December 19, 2013, Elizaveta Padaletc, the President of Artec Consulting Corp., a Nevada corporation (the “Company”), sold 7,000,000 restricted shares of common stock, par value $0.001 per share to Caleb Wolf Wickman, representing all of the shares of the Company held by Seller, for an aggregate purchase price of $300.00. The source of funds used by Mr. Wickman to make this purchase was his own investments.

As a result, Mr. Wickman acquired approximately 85.4% of the Company’s common equity.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On December 20, 2013, Ms. Padaletc, the President, Treasurer and Secretary of the Company resigned her positions as President, Treasurer and Secretary. She thereby relinquished her roles as “Principal Executive Officer” and “Principal Financial and Accounting Officer” of the Company for Securities and Exchange Commission reporting purposes. The resignation does not arise from any disagreement with the Company or any matter relating to the Company’s operations.

Effective as of December 20, 2013, the Company’s majority stockholder appointed Mr. Wickman as sole director of the Company by written consent.

Effective as of December 20, 2013, the Company’s sole director appointed Mr. Wickman as President, Treasurer and Secretary of the Company by written consent.

Prior to joining the Company, Mr. Wickman founded CW Web Designs, Inc. in 2001 and has operated that company to date. In addition, Mr. Wickman served as Chief Operating Officer of American Satellite, Inc., a top retailer for Dish Network and DirecTV from 2007 through 2010. From 2003 through 2007, he served as President of Real World Media LLC., web marketing and media firm. Mr. Wickman attended San Diego State University.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARTEC CONSULTING CORP.

By:

/s/ Caleb Wolf Wickman

Name:

Caleb Wolf Wickman

Title:

President, Treasurer and Secretary

Date: December 26, 2013